Registration No. 333-______

     As filed with the Securities and Exchange Commission on March 29, 2002


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                      First Federal of Olathe Bancorp, Inc.
             (Exact Name of Registrant as Specified in its Charter)

     Kansas                                             48-1226075
 (State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                              100 East Park Street
                              Olathe, Kansas 66061
                    (Address of Principal Executive Offices)

                           ---------------------------


          First Federal of Olathe Bancorp, Inc. 2001 Stock Option Plan
    First Federal of Olathe Bancorp, Inc. 2001 Recognition and Retention Plan
                            (Full Title of the Plans)


                                   Copies to:
      Mitch Ashlock, President                     Robert I. Lipsher, Esquire
     and Chief Executive Officer      Luse Lehman Gorman Pomerenk & Schick, P.C.
First Federal of Olathe Bancorp, Inc.    5335 Wisconsin Ave., N.W., Suite 400
        100 East Park Street                     Washington, D.C.  20015
        Olathe, Kansas 66061                        (202) 274-2000
           (913) 782-0026
    (Name, Address and Telephone
    Number of Agent for Service)

                           ---------------------------


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|



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


                         CALCULATION OF REGISTRATION FEE


 Title of Securities          Amount to be              Proposed                Proposed                Amount of
   to be Registered          Registered (1)             Maximum                  Maximum             Registration Fee
                                                   Offering Price Per      Aggregate Offering
                                                         Share                    Price


    Common Stock,
    par value $.01         50,066 shares (2)           $20.50 (3)               $1,026,353                $95.00
      per share
    Common Stock,
    par value $.01          5,566 shares (4)           $23.80 (6)               $132,471                  $12.00
      per share
    Common Stock,
    par value $.01         27,816 shares (5)           $23.80 (6)               $662,021                  $61.00
      per share
        Total                83,448 shares                                      $1,820,845                $168.00


 _____________
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the First Federal of Olathe Bancorp, Inc. 2001 Stock Option Plan (the "Stock Option Plan"), and the First Federal of Olathe Bancorp, Inc. 2001 Recognition and Retention Plan (the "Recognition and Retention Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of First Federal of Olathe Bancorp, Inc. pursuant to 17 C.F.R.ss.230.416(a).
(2) Represents the number of shares currently reserved for issuance pursuant to options granted pursuant to the Stock Option Plan.
(3) Determined by the exercise price of options pursuant to 17 C.F.R.ss.230.457(h)(1).
(4) Represents the number of shares currently reserved for issuance pursuant to options available for grant pursuant to the Stock Option Plan.
(5) Represents the maximum number of shares which can be granted pursuant to the Recognition and Retention Plan.
(6) Determined by reference to the fair market value of the common stock on March 28, 2002, pursuant to 17 C.F.R.ss.230.457(c).

                      ------------------------------------


         This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2.  Plan Information and Registrant Information and Employee Plan
                Annual Information

         The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Stock Option Plan and the Recognition and Retention Plan (collectively, the "Plans") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference

         The following documents previously or concurrently filed by First Federal of Olathe Bancorp, Inc. (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

         a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 (Commission File No. 0-30680), filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the Annual Report referred to above;

         c) The description of the common stock of the Company contained in the Registration Statement on Form SB-2 (Commission File No. 333-92929) originally filed by the Company under the Securities Act of 1933 with the Commission on December 16, 1999, and all amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

         The Company shall furnish without charge to each person to whom the prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Mitch Ashlock, President and Chief Executive Officer, First Federal of Olathe Bancorp, Inc., 100 East Park Street, Olathe, Kansas 66061, telephone number (913) 782-0026.

         All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

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Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.   Indemnification of Directors and Officers

         The Kansas General Corporation Code describes those circumstances under which directors, officers, employees and agents may be insured or indemnified against liability which they may incur in their capacities as such. The Articles of Incorporation of First Federal of Olathe Bancorp require indemnification of directors, officers, employees or agents of First Federal of Olathe Bancorp to the full extent permissible under Kansas law.

         In addition, the Articles of Incorporation and Kansas law also provide that the holding company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the holding company or another corporation or entity against any expense, liability or loss, whether or not the holding company has the power to indemnify such person against such expense, liability or loss under Kansas law. The holding company intends to obtain such insurance.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

 Item 8.  List of Exhibits.

Regulation S-K                      Reference to Prior Filing or
Exhibit Number                      Document                                    Exhibit No. Attached Hereto

         5        Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C.         Attached as Exhibit 5

         10.1     First Federal of Olathe Bancorp, Inc. 2001 Stock Option Plan.         **

         10.2     First Federal of Olathe Bancorp, Inc. 2001 Recognition and            **
                  Retention Plan.

         23.1     Consent of Luse Lehman Gorman Pomerenk
                  & Schick, P.C.                                                Contained in Exhibit 5

         23.2     Consent of BKD, LLP.                                          Attached as Exhibit 23.2

         24       Power of Attorney                                             Contained on Signature Page

** Filed as exhibits to the Registrant's Proxy Statement relating to the Registrant's April 25, 2001 annual meeting of stockholders, filed with the Commission on March 27, 2001, which is incorporated herein by reference.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Stock Option Plan and the Recognition and Retention Plan; and

         4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                  EXHIBIT INDEX


Exhibit Number             Description

         5                 Opinion of Luse Lehman Gorman Pomerenk & Schick, A
                           Professional Corporation as to the legality of the Common Stock registered hereby.

         23.1              Consent of Luse Lehman Gorman Pomerenk & Schick, A
                           Professional Corporation (contained in the opinion included as Exhibit 5).

         23.2              Consent of BKD, LLP.


                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Olathe, Kansas, on this 29th day of March, 2002.

                               FIRST FEDERAL OF OLATHE
                               BANCORP, INC.




                               By: /s/ Mitch Ashlock
                                   _____________________________________________
                                   Mitch Ashlock, President and
                                   Chief Executive Officer
                                   (Duly Authorized Representative)

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of First Federal of Olathe Bancorp, Inc. (the "Company") hereby severally constitute and appoint Mitch Ashlock as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Mitch Ashlock may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Mitch Ashlock shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures               Title                                      Date



/s/ Mitch Ashlock       President, Chief                          March 29, 2002
Mitch Ashlock           Executive Officer
                        (Principal Executive, Financial and
                        Accounting Officer)

/s/ Donald K. Ashlock   Chairman of the Board                     March 29, 2002
Donald K. Ashlock



/s/ John M. Bowen       Director                                  March 29, 2002
John M. Bowen



/s/ Carl R. Palmer      Director                                  March 29, 2002
Carl R. Palmer

/s/ Marvin E. Wollen   Director                                   March 29, 2002
Marvin E. Wollen





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                                    EXHIBIT 5

              OPINION OF LUSE LEHMAN GORMAN POMERENK & SCHICK, P.C.

March 29, 2002                                                    (202) 274-2000

Board of Directors
First Federal of Olathe Bancorp, Inc.
100 East Park Street
Olathe, Kansas 66061

                  Re:      First Federal of Olathe Bancorp, Inc.
                           Registration Statement on Form S-8

Ladies and Gentlemen:

         You have requested the opinion of this firm as to certain matters in connection with the issuance of First Federal of Olathe Bancorp, Inc. (the "Company") common stock, par value $.01 per share (the "Common Stock"), pursuant to the First Federal of Olathe Bancorp, Inc. 2001 Stock Option Plan (the "Stock Option Plan") and the First Federal of Olathe Bancorp, Inc. 2001 Recognition and Retention Plan. We have reviewed the Company's Articles of Incorporation, Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

         Based on the foregoing, we are of the following opinion:

         Upon the effectiveness of the Form S-8, the Common Stock, when issued in connection with the exercise of options granted pursuant to the Stock Option Plan, will be legally issued, fully paid and non-assessable.

         This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.
                                      Very truly yours,



                                      /s/ Luse Lehman Gorman Pomerenk & Schick
                                      LUSE LEHMAN GORMAN POMERENK &
                                      SCHICK
                                      A Professional Corporation

                                  EXHIBIT 23.2

                               CONSENT OF BKD, LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
First Federal of Olathe Bancorp, Inc.


We consent to the incorporation by reference in this Registration Statement on Form S-8 of First Federal of Olathe Bancorp, Inc., of our report, dated January 23, 2002, relating to the consolidated balance sheets of First Federal of Olathe Bancorp, Inc. and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years then ended, which report appears in the December 31, 2001 Annual Report on Form 10-KSB of First Federal of Olathe Bancorp, Inc.



                                     /s/ BKD, LLP



Kansas City, Missouri
March 29, 2002

















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